Exhibit 5.1

7 December 2020

SPI Energy Co., Ltd.

#1128, 11/F, No. 52 Hung To Road

Kwun Tong

Kowloon

Hong Kong S.A.R.

Dear Sir / Madam

SPI Energy Co., Ltd. (the "Company")

We have acted as Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 28 September 2020 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to a registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as set forth in the supplement to the Prospectus to be dated on or about the date of this opinion (the “Prospectus Supplement”), of:

(i)	up to an aggregate of 3,495,000 ordinary shares, par value US$0.0001 each of the Company (the “Ordinary Shares”); and

(ii)	warrants to purchase up to an aggregate of 3,495,000 for Ordinary Shares (the “Warrants”),

(collectively, the "Securities").

This Opinion is given only on the laws of the Cayman Islands in force at the date hereof and is based solely on matters of fact known to us at the date hereof. We have not investigated the laws or regulations of any jurisdiction other than the Cayman Islands. We express no opinion as to matters of fact or, unless expressly stated otherwise, the veracity of any representations or warranties given in or in connection with any of the documents set out in Section 2.

In giving this Opinion we have reviewed originals, copies, drafts, and certified copies of the documents set out in Section 2. This Opinion is given on the basis that the assumptions set out in Section 3 (which we have not independently investigated or verified) are true, complete and accurate in all respects. In addition, this Opinion is subject to the qualifications set out in Section 4. Capitalised terms used in this Opinion shall have the meanings ascribed to them in this Opinion.

1. Opinions

We are of the opinion that:

(a)	The Company has been duly incorporated as an exempted company with limited liability under the Companies Law (as revised) of the Cayman Islands, is validly existing and was, at the date of the Certificate of Good Standing, in good standing with the Registrar of Companies of the Cayman Islands, and has full corporate power and legal right to enter into the transactions as contemplated in the Prospectus Supplement.

(b)	Upon the due issuance of the Ordinary Shares and payment of the consideration therefor, such Ordinary Shares will be duly authorised, validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

(c)	Upon the due issuance of the Warrants and payment of the consideration therefor, such Warrants will be validly issued and will constitute valid and binding obligations of the Company.

(d)	The Ordinary Shares issuable upon exercise of the Warrants will, upon the receipt of full payment, due issuance and delivery in accordance with the terms of the offering described in the Prospectus Supplement, be duly authorised, validly issued, fully paid and non-assessable.

2. Documents Reviewed

The documents listed in this Section 2 are the only documents and/or records we have examined and relied upon and the only searches and enquiries we have carried out for the purposes of this Opinion.

(a)	The certificate of incorporation of the Company dated 4 May 2015, the amended and restated memorandum and articles of association of the Company adopted on 22 June 2015 and effective on 31 December 2015 (collectively, the "Memorandum and Articles"), ordinary resolutions passed at extraordinary general meetings held on 6 November 2017 and 12 November 2018, the Register of Directors, in each case, of the Company, copies of which have been provided to us by the Company (together the “Company Records”).

(b)	A certificate of good standing relating to the Company issued by the Registrar of Companies of the Cayman Islands (the "Registrar") dated 29 September 2020 (the "Certificate of Good Standing").

(c)	The signed minutes of a meeting of the directors of the Company (the "Directors") held on 29 July 2020, and the signed minutes of a meeting of the Directors held on 5 December 2020 (the "Meeting").

(d)	A copy of the Registration Statement, including the Prospectus.

(e)	A copy of a Prospectus Supplement, which is in substantially final form.

3. Assumptions

We have assumed: (a) the authenticity, accuracy and completeness of all documents supplied to us, whether as originals or copies and of all factual representations expressed in or implied by the documents we have examined; (b) that where we have been provided with a document in executed form or with only the signature page of an executed document, that such executed document does not differ from the latest draft version of the document provided to us and, where a document has been reviewed by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen; (c) the minutes of the Meeting are a true and correct record of the proceedings of the Meeting, which was duly convened and held and at which a quorum was present throughout in the manner prescribed in the Memorandum and Articles. The resolutions set out in the minutes of the Meeting remain in full force and effect and have not been amended, modified, supplemented, revoked, rescinded or terminated in any way; (d) that the Memorandum and Articles will remain in full force and effect and will be unamended; (e) that all necessary corporate action will be taken in accordance with applicable law and the Memorandum and Articles to authorise and approve any issuance of Securities, the terms of the offering thereof and related matters, and that the applicable definitive securities purchase, underwriting or similar agreements in respect of such issuance (the “Issuance Documents”) will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto; (f) the full power (including both capacity and authority), legal right and good standing of each of the parties to the Issuance Documents to execute, date, unconditionally deliver and perform their obligations under the Issuance Documents; (g) that the applicable Issuance Documents relating to any Securities to be offered and sold will constitute legal, valid and binding obligations, enforceable in accordance with their terms; (h) that there is no contractual or other obligation, prohibition or restriction (other than arising by operation of the laws of the Cayman Islands or as set out in the Memorandum and Articles) which may limit the Company's ability to enter into or perform its obligations under the Issuance Documents; (i) that the issuance and sale of and payment for the Securities will be in accordance with the applicable Issuance Documents duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the Prospectus, the Prospectus Supplement and any applicable supplement thereto); (j) that upon issue of any Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; (k) that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association; (l) that the Company will have sufficient authorised but unissued share capital to effect the issue of any of the Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities; (m) none of the Securities has been or will be offered or issued to residents of the Cayman Islands; (n) the Company is, and after the allotment (where applicable) and issuance of any Securities will be, solvent (both on a "going concern" and "balance sheet" basis); (o) that no party is aware of any improper purpose for the issue of the Securities; (p) no law or regulation of any jurisdiction other than the Cayman Islands qualifies or affects this Opinion; (q) the validity and binding effect under the laws of the United States of America of the Registration Statement, including the Prospectus Supplement, and that the Registration Statement has been duly filed with and declared effective by the Commission; (r) that the Prospectus Supplement will be duly filed with and declared effective by the Commission; and (s) that the Prospectus Supplement, when published, will be in substantially the same form as that examined by us for purposes of this Opinion.

4. Qualifications

We express no opinion in respect of the enforceability of any provision in the Registration Statement and any applicable Issuance Documents which purports to fetter the statutory powers of the Company.

In order to maintain an exempted company in good standing with the Registrar, annual fees must be paid and annual filings must be made with the Registrar within the prescribed periods.

We hereby consent to the use of this Opinion in, and the filing hereof in connection with the Prospectus Supplement, and further consent to the reference of our name in the Prospectus Supplement forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

This Opinion (and any obligations arising out of or in connection with it) is given on the basis that it shall be governed by and construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Carey Olsen

Carey Olsen Hong Kong LLP

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